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                                  EXHIBIT 23.2

                         CONSENT OF ARTHUR ANDERSEN LLP
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                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the use of our reports and to all references to our Firm included in or made a part of this registration statement.





/s/ ARTHUR ANDERSEN LLP





Atlanta, Georgia
March 20, 2001